Exhibit 99.1

GlobalSCAPE, Inc. Achieves Standard Tier Technology Partner Status in AWS Partner Network, Boosts Power of EFT in the Cloud

Company’s Suite of Managed File Transfer Solutions Improve Performance and Expand Capabilities for Cloud-Forward Organizations

SAN ANTONIO – October 31, 2017 – GlobalSCAPE, Inc. (NYSE American: GSB), a worldwide leader in the secure movement and integration of data, today announced it has achieved Standard Tier Technology Partner status in the Amazon Web Services (AWS) Partner Network (APN).

As a Standard Tier Technology Partner in the APN, Globalscape has access to tools, training and support to more efficiently and natively integrate the Company’s award-winning Enhanced File TransferTM (EFTTM) platform, a secure managed file transfer (MFT) solution, with the AWS framework. Globalscape’s EFT platform provides organizations with the ability to securely manage and protect their data, comply with rigorous industry or government regulations, create and manage complex automation workflows, as well as monitor and adjust data flows in near real-time. EFT is available in on-premises, hybrid, private or public cloud-based configurations.

Achieving Standard Tier Technology Partner status also gives Globalscape more options for developing future products and services integrated on the popular cloud platform, as well as greater access and visibility to cloud-first and cloud-forward organizations that use AWS.

Supporting Quote:
Peter Merkulov, Chief Technology Officer at Globalscape
“As Globalscape’s product portfolio evolves to meet the changing needs of our customers, it’s important that our collaborations also evolve to reflect the choices and preferences of the market. Being recognized as a Standard Tier Technology Partner in the APN reflects the cloud’s vital and growing role among both our customers and the market in general. We look forward to the next phase of our relationship with AWS.”

For more information about Globalscape’s cloud offerings, please visit https://www.globalscape.com/managed-file-transfer/cloud-services.

About Globalscape
GlobalSCAPE, Inc. (NYSE American: GSB) is a worldwide leader in the secure movement and integration of data. Through Globalscape’s powerful yet intuitive technology, organizations can accelerate their digital transformation and maximize their potential by unleashing the power of data. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2016 fiscal year, filed with the Securities and Exchange Commission on March 27, 2017.

Globalscape Press Contact
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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